EXHIBIT 99.1

Gryphon Gold Announces Extension of Option to Fix Borealis Royalty

February 16, 2010 - Gryphon Gold Corporation (“Gryphon Gold”) (GGN:TSX; GYPH:OTC.BB) is pleased to announce that it has entered into an agreement to extend until August 22, 2010 its right to fix the Net Smelter Return (NSR) royalty at 5% on it Borealis property.

The Borealis Oxide Project is the subject of a NI 43-101 Pre-Feasibility filed on SEDAR in September 2009. The Borealis deposit is located in the Walker Lane gold belt of western Nevada.

The option was entered into on August 23, 2008 and first extended on August 7, 2009. Gryphon Gold may exercise the option at any time up to August 22, 2010 to fix the NSR royalty at 5%. The current NSR royalty is variable based on a formula, which is calculated as the price of gold divided by one hundred expressed as a percentage; i.e. at a gold price of 1,000 ounce the NSR royalty rate would be 10%.

To exercise the option Gryphon Gold will pay the NSR royalty holders US$1,750,000 cash, 7,726,250 common shares of Gryphon Gold, and a three year (from date of exercise of the option) US$1,909,500 debenture bearing interest at 5% p.a., convertible into common shares of Gryphon Gold at $0.70/share for the first year of the three year term and escalating by $0.10/share per year until maturity. Gryphon Gold will also pay a fee of $150,000 in a combination of cash and, subject to approval of the Toronto Stock Exchange, common shares for the current option extension.

“We appreciate the royalty holders’ vote of confidence in Gryphon Gold. The extension of the royalty agreement demonstrates the royalty holders’ belief in Gryphon advancing the property to production in the near term,” said John Key, CEO of Gryphon Gold.

On Behalf of the Board of Directors of Gryphon Gold Corporation

John L. Key, CEO

Ph: 775 853-8814

jkey@gryphongold.com

Bill Wilson, CFO

Ph: 775 853-8814

bwilson@gryphongold.com

This press release contains “forward-looking statements” and “forward-looking information” within the meaning of Canadian and United States securities laws, which may include, but is not limited to, statements with respect to projections and expectations related the receipt of regulatory approvals for the issuance of shares to the royalty holders. Such forward-looking statements and forward-looking information reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including, the risk that regulatory approval may not be obtained on basis acceptable to the Company and the risks and uncertainties outlined under the section headings “Forward-Looking Statements” and “Risks Factors” in our annual report on Form 10-K, as filed with the SEC on June 26, 2009, under the section heading “Risk Factors” in our most recent quarterly report on Form 10-Q, as filed with the SEC on February 12, 2010, and in our most recent financial statements, reports and registration statements filed with the SEC (available at www.sec.gov)  and with Canadian securities administrators (available at www.sedar.com ). We do not undertake to update forward-looking statements or forward-looking information, except as may be required by law.

Full financial statements and securities filings are available on our website: www.gryphongold.com and www.sec.gov or www.sedar.com . For further information contact: John Key, CEO, by phone: 775-853-8814, or email at jkey@gryphongold.com. The Borealis property is described in the technical report(the “technical reports”) dated September 21, 2009 titled Pre Feasibility Study on the Mineral Resources of the Borealis

Gold Project Located in Mineral County, Nevada, U.S.A prepared in accordance with National Instrument 43-101 of the Canadian Securities Administrators (“NI 43-101”). The technical report describe the exploration history, geology and style of gold mineralization at the Borealis property. Disclosure in this press release of mineral resources is based on the technical report. Details of the quality or grade of each category of mineral resources and key assumptions, parameters and methods used to estimate the mineral resources is included in the technical reports. The reports also include a description of environmental and permitting matters.